Exhibit 10.24

AMENDMENT NO. 2 TO

THE CONFIDENTIAL DISCLOSURE-IN AGREEMENT

THIS AMENDMENT NO. 2 TO THE CONFIDENTIAL DISCLOSURE AGREEMENT (this “Amendment No. 2”) is entered into as of December 18, 2020 (the “Amendment No. 2 Effective Date”), confirms the mutual understanding between Merck Sharp & Dohme Corp., having a place of business at 33 Avenue Louis Pasteur, Boston, Massachusetts 02115 USA (“Merck”) and Pandion Therapeutics, Inc., having a place of business at 134 Coolidge Ave., Watertown, MA 02472 (“Discloser”). Merck and the Discloser may be referred to herein individually as a “Party” or together as the “Parties”.

RECITALS

A.

On April 9, 2018 the Parties entered into a Confidential Disclosure-In Agreement, as amended on December 16, 2019 (the “Original Agreement”) pursuant to which the Parties agreed to exchange certain information solely for the purpose of evaluating a potential business opportunity on the terms and subject to the conditions set forth therein.

B.	The Parties desire to amend the Original Agreement as set forth in this Amendment No. 2 in anticipation of the exchange of additional Confidential Information.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.

DEFINITIONS; REFERENCES. Each capitalized term used but not defined in this Amendment No. 2 shall have the meaning assigned to such term in the Original Agreement. Each reference in the Original Agreement to “hereof,” “hereunder,” “hereby,” “this Agreement,” “the Agreement” or any similar term shall, from and after the Amendment No. 2 Effective Date, refer to the Original Agreement (as amended by this Amendment No. 2). Each reference in the Original Agreement to the “date of this Agreement”, “date of the Agreement”, the “date hereof” or any similar term shall refer to April 9, 2018. Except as otherwise indicated, all references in the Original Agreement to “Sections” are intended to refer to Sections of the Original Agreement (as amended by this Amendment No. 2), and not sections of this Amendment No. 2.

2.	AMENDMENT TO ORIGINAL AGREEMENT. The Original Agreement is hereby amended by inserting a new Section 14, which shall read as follows:

“14. The Parties hereby acknowledge their awareness of the United States securities laws regarding the use and communication of material, non-public information about a company.”

3.	MISCELLANEOUS.

(a)	No Further Amendment. Except as otherwise expressly provided in this Amendment No. 2, all of the terms and conditions of the Original Agreement remain unchanged and continue in full force and effect.

(b)

Effect of Amendment. This Amendment No. 2 shall form a part of the Original Agreement for all purposes, and each Party hereto and thereto shall be bound hereby. This Amendment No. 2 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 2 by the Parties hereto.

(c)

Survival of this Amendment. Without limiting Section 6 of the Original Agreement (as amended by this Amendment No. 2), Section 2 above shall survive any expiration or termination of the Original Agreement.

(d)

Entire Agreement; Counterparts. Without limiting Section 11 of the Original Agreement, the Original Agreement (as amended by this Amendment No. 2) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Amendment No. 2 may be executed in separate counterparts (including by facsimile or by an electronic scan, including portable document format (.pdf) delivered by electronic mail), each of which shall be deemed an original and both of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

Merck Sharp & Dohme Corp.

By:	/s/ Lizabeth Leveille
	Name:	Lizabeth Leveille
	Title:	AVP, BD&L

Pandion Therapeutics, Inc.

By:	/s/ Vikas Goyal
	Name:	Vikas Goyal
	Title:	SVP Business Development

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